UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

(732) 329-8885
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, Al Kraus submitted a letter of resignation notifying us that he will resign his position as President and Chief Executive Officer of MedaSorb Technologies Corporation (the “Company”), effective December 31, 2008. He will, however, remain as a member of the Board of Directors of our company. Mr. Kraus’ resignation was not the result of any disagreement with the Company or any officers or directors of the Company.

Effective upon Mr. Kraus’ resignation on December 31, 2008, Mr. Phillip Chan, M.D., Ph.D. will become the interim Chief Executive Officer.

Phillip Chan, M.D., Ph.D., Interim Chief Executive Officer and Director

Dr. Chan is a current MedaSorb Board Director and Partner at NJTC Venture Fund, specializing in the investment and development of therapeutic and medical device companies. He is a Board-certified Internal Medicine physician, trained at the Beth Israel Deaconess Medical Center at Harvard, and received his M.D. and Ph.D. from Yale University Medical School.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Chan is a party in connection with this appointment as a director and an officer of this Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2008
MEDASORB TECHNOLOGIES CORPORATION

	By:	/s/ David Lamadrid
David Lamadrid,
Chief Financial Officer